UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

INDIVIOR PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 804-379-1040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
Indicate by check mark	INDV	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 31, 2025, Indivior PLC (“Indivior” or the Company) issued a press release reporting its financial results for the period ended June 30, 2025 and posted on its website the press release and related presentation materials. The press release and related presentation materials are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On July 31, 2025, the Company updated its corporate presentation materials. The corporate presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Indivior PLC dated July 31, 2025.

99.2	Presentation materials dated July 31, 2025.

99.3	Corporate Presentation updated July 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: July 31, 2025	By:	/s/ Ryan Preblick
	Name:	Ryan Preblick
	Title:	Chief Financial Officer